UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒
Preliminary Proxy Statement.

☐
Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐
Definitive Proxy Statement.

☐
Definitive Additional Materials.

☐
Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12.

COMMAND CENTER, INC. (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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2)	Aggregate number of securities to which transaction applies: ______________________________________________________________________________________

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________________________________________________________

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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COMMAND CENTER, INC.
3609 S. Wadsworth Boulevard, Suite 250
Lakewood, Colorado 80235
Telephone: 866-464-5844

[PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
January [ ● ], 2018

Fellow Command Center Shareholders:

The Annual Meeting of Shareholders, or the Annual Meeting, of Command Center, Inc., a Washington corporation, will be held at [ ● ], on [ ● ], January [ ● ], 2018, at [ ● ] for the following purposes:

1.
to elect seven directors to serve until the next annual meeting of shareholders, or until their respective successors are elected and qualified;
2.
to ratify the selection of EKS&H LLLP as the Company’s independent auditors for the fiscal year ending December 30, 2017;
3.
to approve, on a non-binding advisory vote, the compensation paid to the Company’s Named Executive Officers as disclosed in the attached Proxy Statement (commonly known as “Say-on-Pay”); and
4.
to transact such other business as may properly come before the meeting.

Your vote will be especially important this year. As you may have heard, Ephraim Fields (together with his affiliates and related parties “Fields”) has notified Command Center that he intends to nominate a slate of five nominees for election to the Board of Directors at the meeting in opposition to the nominees recommended by our Board of Directors. You may receive a proxy statement, white proxy card and other solicitation materials from Fields. The Board of Directors strongly urges you not to sign or return any white proxy card sent to you by Fields.

The Command Center Board of Directors does not endorse any Fields nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on your GOLD proxy card. If you have previously submitted a white proxy card sent to you by Fields, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed GOLD proxy card. Command Center also notes that it is not responsible for the accuracy of any information provided by or relating to Fields or its nominees contained in solicitation materials filed or disseminated by or on behalf of Fields or any other statements that Fields may make.

Whether or not you will attend the meeting, we hope that your shares are represented and voted. In advance of the meeting on January [ ● ], 2018, please cast your vote through the Internet, by telephone or by mail as described in your GOLD proxy card. Instructions on how to vote are found in the section entitled How to Cast Your Vote on page 4.

Only shareholders of record at the close of business on December [ ● ], 2017, will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. Interested parties are encouraged to visit the Company’s website at www.commandonline.com for additional information.

By Order of the Board of Directors,

_______________________
Brendan Simaytis, Secretary

Lakewood, Colorado
[ ● ], 2017

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the website provided on your GOLD proxy card, GOLD voting instruction form, or notice.

BY TELEPHONE Call the telephone number on your GOLD proxy card, GOLD voting instruction form, or notice.
BY MAIL Sign, date, and return the enclosed GOLD proxy card or GOLD voting instruction form.
IN PERSON Attend the annual meeting. Please note that if you hold your shares through a bank or broker, you must obtain a “legal proxy” from your bank or broker to vote your shares at the meeting.

This Notice of Annual Meeting, the Proxy Statement, and the Annual Report are or will be available at www.CommandOnline.com. If you have any questions, please contact D.F. King, the proxy solicitor assisting us in connection with the annual meeting, by calling toll free (888) 414-5566 or emailing CCNI@dfking.com.

COMMAND CENTER, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held: January [ ● ], 2018

Table of Contents

PROXY SUMMARY	3
VOTING AT THE ANNUAL MEETING	4
VOTING MATTERS AND BOARD RECOMMENDATIONS	5
BACKGROUND OF THE SOLICITATION	6
GENERAL INFORMATION	8
PROPOSAL 1 - ELECTION OF DIRECTORS	10
PROPOSAL 2 - RATIFICATION OF SELECTION OF EKS&H LLLP	22
PROPOSAL 3 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	25
OTHER MATTERS	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
SHAREHOLDER PROPOSALS, HOUSEHOLDING AND OTHER MATTERS	33

COMMAND CENTER, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held
January [ ● ], 2018

Our Board of Directors is soliciting proxies from our shareholders to vote their shares of Common Stock at the Command Center, Inc. Annual Meeting of Shareholders to be held on January [ ● ], 2018, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof. Command Center, Inc. is referred to in this document as “we,” “us,” “our,” and the “Company.”

The cost of this solicitation of proxies will be borne by the Company. Solicitations may be made by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise by directors, officers, and other employees of the Company, but the Company will not additionally compensate its directors, officers, or other employees for these services. The Company will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. The Company will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners.

The Company has retained D.F. King & Co., Inc. (“D.F. King”), a proxy solicitation firm, to assist in connection with soliciting proxies for the Annual Meeting. This proxy solicitation firm estimates that approximately [ ● ] of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. The Company will pay D.F. King a fee of up to $[ ● ], plus reimbursement of out-of-pocket expenses incurred in the process of soliciting proxies. The Company's aggregate expenses, including those of D.F. King, related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding base annual service fees, salaries and wages of our directors, officers and regular employees, are expected to be approximately $[ ● ]. These solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and advisors to advise us in connection with a contested solicitation of proxies; increased costs related to investor relations, increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and the costs of retaining an independent inspector of election. We have agreed to indemnify D.F. King and certain related persons against certain liabilities relating to or arising out of the engagement. In addition, the Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the common stock of the Company.

Certain of our directors, officers, and employees are considered "participants" in this proxy solicitation under the rules of the Securities and Exchange Commission (the "SEC"), by reason of their position or because they may be soliciting proxies on our behalf. Appendix A to this Proxy Statement sets forth certain information relating to our directors, officers and employees who are considered "participants" in the solicitation of proxies.

Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary or any one of our other officers or by filing a later dated written proxy with one of our officers. Personal attendance at the Annual Meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a later dated proxy is delivered to an officer before the revoked or superseded proxy is used at the Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders, but which lack specific instruction with respect to any proposal, will be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein, for the say-on-pay approval, and for the ratification of our independent registered accounting firm.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of our outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum, but shall otherwise not be deemed to have been voted on such matter. As a result, an abstention on any proposal will have no effect on the outcome of any proposal.

The mailing address of the principal executive office of Command Center is 3609 South Wadsworth Boulevard, Suite 250, Lakewood, CO 80235. We expect that this Proxy Statement, the related Form of Proxy, and Notice of Annual Meeting will first be mailed to shareholders on or about [ ● ], 2017.

Proxy Summary

Below is a summary of the information included in this Proxy Statement. Please refer to the complete Proxy Statement for full information and before you vote.

Meeting Information

Time:
8:00 a.m. Mountain Standard Time
Date:
[ ● ]
Place:
[ ● ]

Record Date:
December [ ● ], 2017

Voting Eligibility: Shareholders as of the record date are entitled to vote, and each share of common stock is entitled to one vote on all matters to be voted on. As of the record date for the Annual Meeting, there were [ ● ] shares of common stock outstanding and expected to be entitled to vote at the Annual Meeting. There are no other securities outstanding and entitled to vote at the Annual Meeting.

Admission: Only shareholders and authorized guests may attend the meeting and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). If you hold your shares in street name (i.e., through a bank or broker), you must also provide proof of share ownership, such as a letter from your bank or broker or a recent brokerage statement, and show a valid form of ID (such as a government-issued form of photo identification.

HOW TO CAST YOUR VOTE

YOUR VOTE IS IMPORTANT! Please cast your vote using the enclosed GOLD proxy card today.

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Shareholders of record, who hold shares registered in their own name, can vote by signing, dating and returning the enclosed GOLD proxy card in the postage-paid return envelope, or by telephone or via the Internet, following the easy instructions shown on the enclosed GOLD proxy card.

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Beneficial owners, who own shares through a bank, brokerage firm or other financial institution, can vote by returning the enclosed GOLD voting instruction form, or by following the instructions for voting via telephone or the Internet, as provided by the bank, broker or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

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If you are a shareholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, please cast your vote as soon as possible by using the GOLD proxy card.

VOTING AT THE ANNUAL MEETING

General. The close of business on December [ ● ], 2017, has been fixed as the record date for determination of the shareholders entitled to notice of, and right to vote at the Annual Meeting, or the Record Date. As of the Record Date, there were issued and outstanding [ ● ] shares of common stock entitled to vote. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The affirmative vote of a plurality of the votes cast is required for the election of each of the nominees. All other actions proposed herein may be taken upon a favorable vote of the holders of a majority of such shares of common stock casting votes at the Annual Meeting, provided a quorum is present at the meeting in person or by proxy.

Internet Availability of Proxy Materials and Voting. On or about December [ ● ], 2017, we will mail the proxy materials to all of our shareholders. The Proxy Statement contains instructions about how to access our proxy materials and vote online or by telephone. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Voting. Even if you plan to attend the Annual Meeting in person on January [ ● ], 2018, please vote as soon as possible.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Shareholders are being asked to vote on the following matters at the Annual Meeting:

Proposal	Recommendation
PROPOSAL 1: Election of Directors
Election of seven director nominees Steven Bathgate, Richard Finlay, R. Rimmy Malhotra, Frederick J. Sandford, John Schneller, J.D. Smith and John Stewart. The Board believes that each of the nominees’ knowledge, skills, and abilities will positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominees unless you instruct otherwise.
FOR Each Nominee

PROPOSAL 2: Ratification of the Appointment of Independent Registered Accounting Firm
EKS&H LLLP has been appointed as the Company’s independent registered public accounting firm. The Audit Committee and the Board believe that retention of the firm is in the best interests of the Company and its shareholders. Accordingly, your proxy holder will vote your shares FOR the ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm unless you instruct otherwise.
FOR

PROPOSAL 3: Advisory Approval of Executive Compensation
The Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 30, 2016. The Company has designed its compensation programs to reward and motivate employees to continue to enhance shareholder value of the Company. The Compensation Committee and the Board of Directors take shareholder views seriously and will take into account the advisory vote in future executive compensation decisions. Accordingly, your proxy holder will vote your shares FOR the approval of the executive compensation paid to our Named Executive Officers unless you instruct otherwise.
FOR

Please note that the best way to support our Board's nominees is to vote FOR our Board's nominees on the enclosed GOLD proxy card. The Board urges you NOT to sign or return any white proxy card sent to you by Fields. Signing and returning any white proxy card that Fields may send to you, even to vote against a proposal or vote "withhold" with respect to the Fields nominees, will cancel any previous vote you cast and may invalidate any votes you have cast for your Board's nominees, as only your latest dated proxy card or voting instructions form will be counted. Therefore, the Board urges you to sign and return only the enclosed GOLD proxy card.

BACKGROUND OF THE SOLICITATION

The following timeline is provided in order to help shareholders understand the Company’s material interactions and communications with Fields and the sequence of events leading to Fields nominating a slate of directors at the Annual Meeting.

These communications have not led to an agreement between the parties, and Fields has expressed an intention to nominate five persons for election to serve as directors in place of seven of the directors nominated and recommended for election by our Board of Directors. Our Board does not endorse the Fields nominees and recommends you vote the GOLD proxy card FOR the election of each of the nominees recommended by our Board.

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On July 20, 2015, the Company’s CEO spoke with Fields and Fields questioned the effect of oil prices on the Company’s North Dakota operations, indicated he did not approve of Richard Finlay being appointed to the Board and also discussed the Company’s stock repurchase plan.

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On November 23, 2015, the Company’s CEO and CFO spoke with Fields and discussed the presentation of the Company’s financials in public filings.

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On January 19, 2016, the Company’s CEO spoke with Fields and discussed investor relations. Fields asked about the business generally, dividends to shareholders, or a tender offer, or uplisting the stock to a stock exchange such as the NASDAQ.

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On March 28, 2016, the Company’s CEO spoke with Fields, and Fields asked about the company’s operations generally and expressed concern about the Company’s North Dakota operations in light of the drop in the price of oil. Fields also asked about the possibility of an uplisting and tender offer.

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On March 31, 2016, the Company’s CEO spoke with Fields. Fields said the Company should conduct earnings calls. Fields also inquired about the Company’s fourth quarter 2015 financials and North Dakota operations.

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In April 2016, Mr. Bathgate and Mr. Malhotra were appointed to the Company’s Board of Directors. Mr. Malhotra has spoken with Fields from time to time before and after the appointment about the business and governance of the Company.

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On May 10, 2016, the Company’s CEO spoke with Fields and Fields asked the CEO about the possibility of a search for a new CFO. Fields also stated he would like to sell a block of his stock to the Company.

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On May 17, 2016, the Company’s CEO spoke with Fields and discussed the possibility of the Company purchasing Fields’ stock.

●
On March 2, 2017, Fields sent the Company notice of his intent to nominate an alternative slate of directors.

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On March 15, 2017, the Company’s Chairman of the Board spoke with Fields wherein Fields demanded that five of his nominees be seated on the Board, stating that his belief that he could get enough shareholder votes to win a proxy contest. The parties also discussed Fields’ perspective on the performance of the CEO.

●
On March 22, 2017, Fields sent the Company a letter demanding certain of the company’s records.

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On March 23, 2017, the Company’s Chairman of the Board spoke with Fields. Fields expressed his desire for the Chairman’s “graceful exit” to avoid the expense of a proxy contest.

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On March 24, 2017, Fields issued a press release critical of the Board of Directors.

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On April 3, 2017, the Company provided Fields with the requested shareholder records.

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On April 12, 2017, the Company’s Chairman of the Board spoke with Fields, and Fields stated he believed the Company was not taking his demands for board representation seriously. Fields asked for a proposal from the Company. The Chairman asked Fields to provide more detail regarding the items Fields would specifically like the Company to address. The Chairman further stated that Fields would not be receiving a proposal from the Company at that time.

●
On September 14, 2017, Fields sent the Company notice of his intent to nominate an alternative slate of directors.

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On September 27, 2017, Fields issued a press release criticizing a recent bylaw amendment adopted by the Company relating to shareholder proposals

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On October 4, 2017, Fields sent the Company a letter demanding certain of the Company’s records.

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On October 10, 2017, Fields issued a press release calling for Company’s Chairman of the Board, John D. Stewart, to resign from the Company’s Board of Directors.

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On October 11, 2017, Fields issued a press release proposing an alternative slate of directors.

●
On October 11, 2017, the Company’s Chairman of the Board spoke with Fields wherein Fields stated the members of the Company’s Board of Directors should be changed. Fields stated that he desired to name five members of the Company’s seven-person Board, but that he would settle for naming four members of the Board instead. The Chairman stated that the Company did not believe it was in the best interests of shareholders for Fields to be given the unilateral power to name a majority of the Board.

●
On October 16, 2017, the Company responded to Field’s additional document request and provided additional shareholder records to Fields.

●
On October 16, 2017, Fields sent an e-mail to several of the Company’s employees seeking confidential information about the Company.

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On October 20, 2017, the Company sent Fields a letter requesting he cease inappropriate communications with the Company’s employees.

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On November 1, 2017 a representative of Spotlight Advisors, an advisor to the Company, spoke with Fields’ legal counsel and requested that the Nominating and Governance Committee of the Board of Directors be permitted to interview each of Fields’ nominees so that the Nominating and Governance Committee could determine whether to recommend any or all of Fields’ nominees for nomination to the Board of the Company.

●
On November 2, 2017, Fields’ legal counsel informed a representative of Spotlight Advisors that the Company’s Nominating Committee would not be able to interview any of Field’s nominees unless the Company was willing to commit to nominating more than two of Fields’ nominees to the Board.

●
On November 7, 2017, a representative of Spotlight Advisors spoke with Fields’ counsel and renewed the Nominating and Governance Committee’s request to interview Fields’ nominees and indicated that the Company could not commit to nominating any of Fields’ nominees without interviewing them. The representative from Spotlight Advisors also provided information about the expected timing and process for the interviews.

●
From November 17 to November 22, 2017, the Company’s Chairman and a representative of Spotlight Advisors had various conversations with Fields in an effort to achieve a compromise. In addition, Mr. Malhotra had separate conversations with Fields regarding potential compromises.

●
On November 22, 2017, the Board determined to nominate seven directors for election at the Annual Meeting and to make amendments to the Company’s Bylaws.

●
On November 24, 2017, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission.

Our Board of Directors recommends that you simply DISREGARD any white proxy card that may be sent to you by Fields and only vote using the enclosed GOLD proxy card. Voting AGAINST Fields’ nominees on its proxy card is NOT the same as voting FOR our Board’s Director nominees because a vote against Fields’ nominees on its white proxy card will revoke any previous proxy submitted by you, including any vote you may have made for our Board’s nominees. If you have already voted using the white proxy card sent to you by Fields, you may change it by voting in favor of our Board’s Director nominees using the enclosed GOLD proxy card or by voting via Internet or by telephone by following the instructions provided on the enclosed GOLD proxy card. Only the latest validly executed proxy that you submit will be counted.

If you have any questions, please contact D.F. King, the proxy solicitor assisting us in connection with the Annual Meeting, by calling toll free (888) 414-5566 or emailing CCNI@dfking.com.

GENERAL INFORMATION

Record Date. Shareholders of record at the close of business on December [ ● ], 2017, are entitled to vote at the Annual Meeting. On December [ ● ], 2017 the Company had [ ● ] shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote.

Mailing and Forwarding of Proxy Materials. On or about December [ ● ], 2017, we will first mail proxy materials to our shareholders. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of the common stock as of the record date and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials. Your cooperation in promptly voting your shares and submitting your proxy will help avoid additional expense.

Shareholders of Record and Beneficial Owners. Shareholders whose shares are registered directly in their name with Command Center’s transfer agent, Continental Stock Transfer and Trust Company, are considered, with respect to those shares, shareholders of record. Each shareholder of record will receive a Proxy Statement, the 2016 Annual Report and the GOLD proxy card directly from the Company.

Shareholders whose shares are held in a brokerage account or by a bank or other nominee, are considered the beneficial owner of those shares of common stock. The Proxy Statement and the 2016 Annual Report will be forwarded to beneficial owners by their respective broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the proxy materials.

Revocation of Proxies. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting:
-
by timely executing and returning, by Internet, mail, or in person at the Annual Meeting, a proxy bearing a later date; or
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by giving written notice of revocation to the Secretary of the Company at 3609 S. Wadsworth Boulevard, Suite 250, Lakewood, Colorado, 80235, prior to the Annual Meeting; or
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by attending the Annual Meeting and voting in person.

A proxy is not revoked by the death or incompetence of the maker unless, before the authority granted thereunder is exercised, written notice of such death or incompetence is received by the Company from the executor or administrator of the estate or from a fiduciary having control of the shares represented by such proxy. Your right to revoke your proxy is not limited by or subject to compliance with a specified formal procedure, but you should follow one of the methods listed above so that the number of shares represented by proxy can be recomputed. Attendance at the meeting, in and of itself, will not constitute a revocation of a proxy.

If you have previously signed a white proxy card sent to you by Fields, his affiliates or another party you may change your vote by marking, signing, dating and returning the enclosed GOLD proxy card in the accompanying post-paid envelope or by voting by telephone or via the Internet by following the instructions on your GOLD proxy card. Submitting a white proxy card sent to you by Fields, his affiliates or another party will revoke votes you have previously made via the Company's GOLD proxy card.

Only the latest validly executed proxy that you submit will be counted.

Inspector of Elections. Proxies and ballots will be received and tabulated by [ ● ], our transfer agent and the inspector of elections for the Annual Meeting.

Quorum. A quorum is necessary to hold a valid meeting. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Shares represented by proxies containing an abstention as to any matter will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Similarly, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given for that matter and for which the broker does not have discretionary voting authority for that matter, or Broker Non-Votes, will be treated as shares that are present and entitled to vote for purposes of determining a quorum.

Effect of Abstentions, Voting Requirements, Withheld Votes and Broker Non-Votes. Voting for director nominees is by plurality. Approval of the independent registered accounting firm must be approved by the affirmative vote of a majority of shares cast at the Annual Meeting, assuming a quorum is present. That means that the shares voted “for” a proposal must exceed the numbers voted “against” that proposal. Because the “say-on-pay” proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. Abstentions and broker non-votes, if any, will not have any impact on this advisory vote. The indication of an abstention on a proxy or the failure to vote either by proxy or in person will be treated as neither a vote “for” nor “against” a nominee or proposal, and will have no effect on the outcome of the vote. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

Broker Non-Votes, shares held by brokers or custodians for the accounts of others as to which voting instructions have not been given, will be treated as shares that are present for determining a quorum, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how you would like your shares voted through the GOLD voting instruction form included with this Proxy Statement.

If you wish to vote the shares you own beneficially through a broker or custodian at the Annual Meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a “legal proxy” your shares are referred to as “uninstructed shares.” Brokers may exercise discretion to vote uninstructed shares as to which instructions are not given only with respect to Proposal No. 2 regarding the ratification of the selection of the independent registered accounting firm. Brokers and custodians can no longer vote uninstructed shares on your behalf in director elections, for equity compensation plans or advisory votes on executive compensation. For your vote to be counted, you must submit your voting instruction form to your broker or custodian. The following table shows how abstentions and Broker Non-Votes will be treated with respect to each voting matter:

ProposalNumber	Item	Votes Required forApproval	Abstentions	UninstructedShares / Broker Non-Votes
1	Election of Directors	Plurality of votes cast	Not counted	Not counted
2	Ratification of Independent Auditors	Majority of votes cast	Not counted	Discretionary vote
3	Advisory vote on Executive Compensation	Majority of votes cast	Not counted	Not counted

Required Vote for Proposals to Pass.

Proposal No. 1—Election of Directors: Our Board of Directors unanimously recommends using the enclosed GOLD proxy card to vote FOR each of the Board’s seven Director nominees. Fields notified the Company that he intends to nominate five nominees for election as Directors at the annual meeting. As a result, if Fields proceeds with his alternative nomination, the number of Director nominees will exceed the number of Directors to be elected, and the seven nominees who receive the greatest number of votes cast will be elected. Withheld votes or Broker Non-Votes with respect to this proposal will have no effect on this vote.

Proposal No. 2—Ratification of the selection of our independent registered public accounting firm: The affirmative vote of the holders of a majority of shares cast is required to ratify our selection of EKS&H LLLP as our independent registered public accounting firm for the year ending December 30, 2017. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted and will have no effect on this vote. Because Proposal No. 2 is a routine proposal on which a broker or other nominee is generally empowered to vote, Broker Non-Votes likely will not result from this proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this proposal, your broker may cast a vote on your behalf for this proposal.

Proposal No. 3—Say-on-Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and Broker Non-Votes, if any, will not have any impact on this advisory vote.

No Cumulative Voting. Shareholders may not cumulate votes in the election of directors, which means that each shareholder may vote only the number of shares he or she owns for a single director candidate.

Discretionary Authority. If any nominee for director is unable to serve or for good cause will not serve, or if any matters not specified in this proxy statement come before the meeting, eligible shares will be voted as specified by the named proxies pursuant to discretionary authority granted in the proxy. At the time this proxy statement was printed, the Board of Directors was not aware of any other matters to be voted on.

The Company has received a notice from Fields regarding his intent to nominate the Fields nominees to serve as members of the Company's Board of Directors, to be considered at the Annual Meeting. If these or other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy will be voted as directed in your proxy, or if no direction is given, as described below under "—Effect of Abstentions, Voting Requirements, Withheld Votes and Broker Non-Votes."

Solicitation of Proxies. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies will be solicited by mail and may also be solicited by directors, officers and employees in person.

Executive Offices. The principal executive office of the Company is located at 3609 S. Wadsworth Boulevard, Suite 250, Lakewood, Colorado, 80235. The mailing address of the principal executive office is also 3609 S. Wadsworth Boulevard, Suite 250, Lakewood, Colorado, 80235. The telephone number for principal executive office of the Company is (866) 464-5844.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors believes that the nominees’ knowledge, skills, and abilities would positively contribute to the function of the Board as a whole. Accordingly, we strongly recommend that you vote your shares FOR the election of the Board’s nominees named below. The Board of Directors knows of no reason why its nominees will be unable to accept election or unwilling to serve as a director. However, if a nominee becomes unable to accept election, the Board will either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee.

Fields has notified the Company of his intent to nominate five alternative nominees for election to the Board of Directors at the meeting. If Fields proceeds with his alternative nominations, Fields will be seeking to elect an entirely different Board of Directors for the Company. The Company does not believe that it is in the interests of shareholders for all or a majority of the directors to be selected by a single shareholder.

The Governance and Nominating Committee reviewed the director nominees proposed by Fields and requested to interview these candidates. Fields has to-date refused to make these individuals available to the Committee. The Committee has reviewed the backgrounds of the Fields’ nominees and some members of the Board are familiar with the business reputations and experience of several of Fields’ nominees. After careful consideration of these factors, the Committee and the Board have determined not to recommend the Fields nominees and to instead recommend the Board’s nominees in light of their backgrounds, career experiences and qualifications, as well as their respective contributions to the Board’s mix of skills and experiences.

The Board believes the Board’s nominees possess the skills and experience necessary to oversee the Company effectively. Over the five years ended November 17, 2017, the Company’s stock price has generated compounded average returns of more than 15% per year. From the last day of trading on December 30, 2016 through November 17, 2017, the value of the Company’s stock has increased by 36%. Since Frederick Sandford became our Chief Executive Officer on February 26, 2013, through November 17, 2017, the Company’s stock price has increased 133%. During this same period, the average 30-day daily trading volume of our stock has increased 341%, providing our shareholders with more liquidity in which to buy or sell our stock.

We believe the improved performance of our stock value is a result of solid fundamental operating performance and cash generation, which has enabled the Company to repay most of its outstanding debt obligations. In fiscal year 2012, the full-year before Mr. Stanford joined the Company as its CEO, the Company lost $1.8 million on a net operating cash flow basis and ended the 2012 fiscal year with $9.1 million in debt. In the last twelve-month period ending September 29, 2017, the Company generated positive net operating cash flow of $5.3 million. At September 29, 2017, the Company has $0.6 million in debt and $6.1 million in cash and cash equivalents. Since the end of fiscal year 2012, our book value has increased 386% to $0.34 per share. You may receive a proxy statement, white proxy card and other solicitation materials from Fields. The Command Center Board of Directors does not endorse any Fields nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on the GOLD proxy card. Our Board of Directors strongly urges you not to sign or return any white proxy card sent to you by Fields. Please note that voting to “withhold” with respect to any Fields nominee on a white proxy card sent to you by Fields is not the same as voting for your Board’s nominees because a vote to “withhold” with respect to any Fields nominee on its white proxy card will revoke any GOLD proxy you may have previously submitted. To support the Board of Directors’ nominees, you should vote FOR the Board’s nominees on the GOLD proxy card and disregard, and not return, any white card sent to you by Fields. If you have previously submitted a white proxy card sent to you by Fields, you can revoke that proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed GOLD proxy card.

Your vote is very important. Even if you plan to attend the Annual Meeting, we request that you vote your shares by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided or by voting via the Internet or by telephone using the instructions provided on the enclosed GOLD proxy card. If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. Because of the contested nature of the proposals, if you do not give instructions to your broker, your broker may not be able to vote your shares with respect to the election of directors or any of the other proposals. We urge you to instruct your broker or other nominee, by following those instructions, to vote your shares in line with the Board’s recommendations on the GOLD proxy card.

The persons named as proxies intend to vote the proxies FOR the election of each of the Board’s nominees unless you indicate on the GOLD proxy card a vote to “WITHHOLD” your vote with respect to any of the nominees.

Under the current Bylaws of the Company, the proposed term of office for which each nominee will be elected is until the next Annual Meeting of Shareholders or until his successor shall have been elected and shall have qualified.

The affirmative vote of a plurality of votes cast is required for the election of each of the directors.

Our Board of Directors currently consists of seven directors. Each of our current directors has been nominated by the Board for election to a new term at this Annual Meeting:

Name	Position with the Company	Director since
Current Directors that Have Been Re-Nominated:
Steven Bathgate, age 63	Director	2016
Richard Finlay, age 57	Director	2015
R. Rimmy Malhotra, age 41	Director	2016
Frederick J. Sandford, age 56	Chief Executive Officer, President and Director	2013
John Schneller, age 52	Director	2008
J.D. Smith, age 47	Director	2012
John Stewart, age 61	Chairman of the Board	2013

Nominees’ Biographies and Qualifications

Seven directors will be elected at the Annual Meeting, each to serve a one year term until the next annual meeting of shareholders, and thereafter until each director’s successor is elected and qualified or until his earlier resignation, removal from office or death.

The names of the directors who are our nominees at this Annual Meeting, their principal occupations or employment and other qualifications, are hereinafter set forth:

Steven Bathgate, age 63, has over 35 years of security industry experience, particularly with microcap companies. He was appointed to our Board of Directors in April 2016. In 1995 he founded GVC Capital LLC and he is the Senior Managing Partner of that firm. GVC Capital is an investment banking firm located in Denver, Colorado, focusing primarily on providing comprehensive investment banking services to undervalued microcap companies.  Prior to founding GVC Capital, Mr. Bathgate was CEO of securities firm Cohig & Associates in Denver from 1985 to 1995 and was previously Managing Partner, Equity Trading, at Wall Street West. He currently is also a director for Bluebook International, Inc. and a former director for Global Healthcare REIT. Mr. Bathgate received a Bachelor of Science in Finance from the University of Colorado, Leeds School of Business.

Richard Finlay, age 57, was appointed to our Board of Directors on July 9, 2015. Mr. Finlay is currently Chief Financial Officer at BNBuilders, Inc. (BNB), a construction company focused on life science, biotech, lab research, health care, education and commercial markets with offices in Seattle and San Diego. Prior to joining BNB, Mr. Finlay spent 4 years in non-profit leadership as CFO at Eastside Catholic School and in Guatemala for Ecofiltro, a social enterprise manufacturing and distributing water filters. Prior to his work in Central America, Mr. Finlay served in senior leadership positions (either CEO or CFO) with a veterinary hospital group, a boat manufacturer, a fitness / nutrition focused company and an innovative early stage health care company. Additional experience includes more than 15 years’ experience in business development, finance and accounting with a Fortune 500 company as well as small and mid-size regional companies. He is a 1984 graduate of the University of Washington earning a Bachelor of Arts in Business Administration.

R. Rimmy Malhotra, age 41, was appointed to our Board of Directors on April 6, 2016. From 2013 to the present, Mr. Malhotra has served as the Managing Member and Portfolio Manager for the Nicoya Fund LP, a private investment partnership. Previously, from 2008-2013 he served as portfolio manager of the Gratio Values Fund, a mutual fund registered under the Investment Act of 1940. Prior to this, he was an Investment Analyst at a New York based hedge fund. He earned an MBA in Finance from The Wharton School and a Master’s degree in International Relations from the University of Pennsylvania where he was a Lauder Fellow. Mr. Malhotra holds undergraduate degrees in Computer Science and Economics from Johns Hopkins University.

Frederick J. Sandford, age 56, was appointed as our President and Chief Executive Officer on February 22, 2013, and was first elected as a director at the Company’s 2013 shareholders meeting. Mr. Sandford has over 30 years of leadership experience as CEO, President, or General Manager, guiding businesses in various stages, including startups, turnarounds and wind downs. He has led companies in diverse industries, including technology, industrial fabrication, security services, waste management and retail. Prior to joining our company, he served as an independent consultant to Silicon Valley venture capitalists. From 2003-2005, he led the restructuring of The Environmental Trust, a land mitigation organization with 80 holdings, resulting in significant asset protection. Mr. Sandford was awarded a full fellowship and earned his MBA from Cornell University while serving as the CEO of Student Agencies, America’s oldest student-run company. He earned a BA in Psychology from the University of Massachusetts at Amherst. He is a former U.S. Navy SEAL.

John Schneller, age 52, was appointed to our Board of Directors on June 23, 2008. Mr. Schneller is currently the CEO of an agricultural technology company, TerraLogix Group LLC. Previously, he was a Partner at the investment banking firm of Scura Paley & Company LLC. Prior to joining Scura Paley Mr. Schneller was the Chief Financial Officer of iMedicor, Inc (now iCoreConnect Inc.), a publicly-held New York based company and provider of comprehensive healthcare communications solutions. Prior to iMedicor Mr. Schneller served from 2002 to 2007 as an investment analyst at Knott Partners, a multi-billion dollar, value-based, New York hedge fund. Mr. Schneller's area of expertise was analysis and investing in micro-to-mid-cap securities with emphasis in the fields of intellectual property, technology, content distribution, nanotechnology, healthcare, non-bank financials, business services, insurance companies, packaging and retail. Mr. Schneller received his Bachelor of Arts in History from the University of Massachusetts at Amherst, MA, a Master's in Public Administration from Suffolk University in Boston and a Master’s in Business Administration from the Johnson Graduate School of Management at Cornell University in Ithaca, NY.

J.D. Smith, age 47, has been a member of our Board of Directors since December 10, 2012. Mr. Smith has worked in real estate investment, construction and development since 1982. Currently, Mr. Smith is the owner of Real Estate Investment Consultants, LLC, a turnkey investment service firm serving all sectors of real estate and investment and development businesses. He also serves on the Board of Directors of iCoreConnect Inc., a publicly-held New York based company and provider of comprehensive healthcare communications solutions. From 2008 until 2012 he was Director of Development for CP Financial, a venture capital firm based in Scottsdale, Arizona. From 1993 until 2008 he developed over two dozen projects in the Phoenix Metro Area, acting through his companies JD Investments, Inc., The High Sonoran Group, Inc., and JD Smith Development, LLC. In 1990 he formed his first operating company to buy and maintain residential rental properties and obtained his real estate license. In 1993 he graduated from Arizona State University with a Bachelor’s of Science degree in Real Estate.

John Stewart, age 61, has been a member of our Board of Directors since November of 2013 and was elected Chairman in December 2014. Mr. Stewart graduated summa cum laude from the University of North Dakota with a Bachelor's of Science in Business Administration. He currently serves as Senior Advisor at Ritaway Investment Group. Also, he has been the President of Glacial Holdings, Inc. and Glacial Holdings LLC, private multi-family residential and commercial real estate holding companies, and of Glacial Holdings Property Management, Inc., a private property management company since 1992. Through a number of private entities, Mr. Stewart is an investor in various business enterprises. During the past nine years, he has served as the chair of the Advisory Board of the Bank of North Dakota, a director of Corridor Investors, LLC, the Minot Family YMCA and Kalix, and as a trustee of the Oppen Family Guidance Institute. Mr. Stewart was employed as a Certified Public Accountant by the accounting firms of Arthur Andersen & Co. (from 1978 to 1980) and Brady, Martz & Associates P.C. (from 1980 to 1997). Mr. Stewart has been a member of the Board of Trustees of Investors Real Estate Trust (NYSE – IRET) since 2004.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL
SEVEN NOMINEES FOR THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Our corporate governance documents described below are available on our website at www.commandonline.com.

Meetings and Committees of the Board of Directors

The Board of Directors

Steven Bathgate and R. Rimmy Malhotra were appointed as directors in 2016, expanding the Board from five to seven directors. The board is now composed of six outside directors and Frederick J. Sandford, President and Chief Executive Officer of the Company.

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board, committee and shareholders’ meetings. Meetings and actions of the Board include regular meetings, special meetings and actions by unanimous written consent.

During 2016, our Board held six meetings and acted by unanimous written consent on four additional occasions. Each member attended at least 75% of the meetings of the Board and committees on which he served during his or her term of office. Directors are expected to attend the Company’s meetings of stockholders, absent unusual circumstances.

Committees of the Board of Directors

The Board of Directors has established three standing committees and a special committee to facilitate and assist the Board in the execution of its responsibilities. The committees are the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Strategic Alternatives Committee. The composition and function of each of our committees complies with the rules of the Securities and Exchange Commission that are currently applicable to us and we intend to comply with additional exchange listing requirements to the extent that they become applicable to us in the future. The Board has also adopted a charter for the Audit Committee, Compensation Committee and Nominating and Governance Committee. Charters for these committees are available on our website at www.commandonline.com in the “Investors” section. The charter of each committee is also available in print to any shareholder who requests it. The table below shows current membership for each of the standing Board committees and the special Board committee. The current makeup of each committee is as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee	Strategic Alternatives Committee
John Stewart (Chair)	John Schneller (Chair)	J.D. Smith (Chair)	R. Rimmy Malhotra (Chair)
Richard Finlay	J.D. Smith	Steven Bathgate	John Schneller
R. Rimmy Malhotra	R. Rimmy Malhotra	Frederick Sandford	J.D. Smith
Steven Bathgate

The Committees are described below.

Audit Committee. The Audit Committee is comprised of three independent directors. John Stewart (Chairman), Richard Finlay and R. Rimmy Malhotra currently serve on the Audit Committee. The Audit Committee held four formal meetings in 2016, and reviewed our quarterly filings and our annual filing and audit. Additional discussions among committee members and meetings were held to discuss the audit process and the preparation and review of the consolidated financial statements.

Our Board of Directors has determined that Mr. Stewart qualifies as an audit committee “financial expert” as defined under the Securities Exchange Act of 1934 and the applicable rules of the Nasdaq Capital Market. All members of the Audit Committee are financially literate pursuant to the Nasdaq Listing Rules.

The Audit Committee’s responsibilities include:

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appointing, determining funding for, evaluating, and replacing of, and assessing the independence of our independent registered public accounting firm;
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reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
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pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
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coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;
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establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
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preparing the audit committee report required by Securities and Exchange Commission rules to be included in our annual proxy statement; and
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monitoring compliance with our Code of Ethics.

For the fiscal year ending December 30, 2016, the audit of our financial statements was reviewed by the Board of Directors and the Audit Committee. The Company’s auditors also held a teleconference with the Audit Committee. During the telephone conference, the Audit Committee reviewed and discussed with the auditors, among other things:

●
the status of any significant issues arising during the quarterly reviews and annual audit of the Company’s financial statements;
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the Company’s annual audit plan for 2016 and the internal and external staffing resources necessary to carry out the Company’s audit plans;
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the Company’s significant accounting policies and estimates;
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the Company’s progress toward documenting internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;
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the impact of new accounting pronouncements;
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current tax matters affecting the Company; and
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the Company’s management information systems.

Policy on Audit Committee Pre-Approval Procedures

The Audit Committee will pre-approve all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services. Prior to appointment of the Audit Committee, the Board approved such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations, and that the accountants’ independence will not be materially impaired as a result of having provided such services. In making this determination, the Audit Committee takes into consideration whether a reasonable investor, knowing all relevant facts and circumstances would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Compensation Committee. John Schneller (Chairman), J.D. Smith and Rimmy Malhotra currently serve on the Compensation Committee. The Compensation Committee met on six occasions in 2016. The Compensation Committee is comprised of three independent directors. The independent directors have been determined by the Board to be independent pursuant to Rule 10A-3 of the Exchange Act and the Nasdaq Marketplace Rules.

The Compensation Committee oversees our executive compensation program, establishes our compensation philosophy and policies, and administers our compensation plans.  The Compensation Committee generally reviews the compensation programs applicable to executive officers on an annual basis.  In setting compensation levels for a particular executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive's past and expected future contributions to our business.

The Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities. No such advisors are currently engaged. The Compensation Committee did not use an advisor to assist it in determining executive compensation for our 2016 fiscal year.  Executive management of the Company is actively involved in determining appropriate compensation and making recommendations to the Compensation Committee for its consideration.

Nominating and Governance Committee. The Nominating and Governance Committee is comprised of three directors. Prior to November 22, 2017, J.D. Smith (Chairman), John Schneller and Steven Bathgate served on the Nominating and Corporate Governance Committee. On November 22, 2017, Frederick Sandford replaced John Schneller as a member of the Nominating and Governance Committee. The Nominating and Corporate Governance Committee met on three occasions in 2016 and various times in 2017 relating to the Annual Meeting.

The Nominating and Governance Committee Charter grants such Committee the authority to determine the skills and qualifications required of directors and to develop criteria to be considered in selecting potential candidates for Board membership. Neither the Committee nor the Board has established any minimum qualifications for nominees, but the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, experience in industry, finance, administration and operations) of each candidate, and the skills and expertise of its current members, while taking into account the overall operating efficiency of the Board and its committees.

The Nominating and Governance Committee’s responsibilities include, but are not limited to:

●
developing and recommending to the Board criteria for Board and committee membership;
●
establishing procedures for identifying and evaluating director candidates including nominees recommended by shareholders;
●
identifying individuals qualified to become Board members;
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recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees; and
●
overseeing the evaluation of the effectiveness of the organization of the Board, including its committees, and the Board’s performance.

Strategic Alternatives Committee: In February 2017, our Board established the Strategic Alternatives Committee as a special committee and appointed John Schneller, J.D. Smith, Rimmy Malhotra and Steven Bathgate to serve on the committee. Subsequently, the Strategic Alternatives Committee appointed Rimmy Malhotra as chair. The Committee is empowered to identify and evaluate strategic opportunities available to the Company, which may include a sale, acquisition, or other value maximizing transaction. The Committee has engaged the services of an investment banking firm to assist the Committee in fulfilling this assignment. Each of the members of the Strategic Alternatives Committee meets the independence standards for independent directors under Nasdaq Listing Rules.

Director Nominations

The Board of Directors nominates directors for election at each annual meeting of stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating and Governance Committee will select nominees for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. We do not have a formal diversity policy. However, the Nominating and Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, marketing and sales, legal, government affairs, regulatory affairs, business development,  technology and in other areas that are relevant to our activities.

The Nominating and Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to Command Center and the Board of Directors, high personal and professional ethics and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Nominating and Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the Nasdaq Listing Rules. The Nominating and Governance Committee also believes it appropriate for key members of our management to participate as members of the Board of Directors. Prior to each annual meeting of stockholders, the Nominating and Governance Committee identifies nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Governance Committee determines not to re-nominate the director, a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee or by stockholders.

A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify Command Center’s Secretary in writing and include any supporting material the stockholder considers appropriate. Information to be in the notice includes (i) the name, age, business address and residence address for the nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the corporation which are owned of record and beneficially by each such nominee (if any), (iv), such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (v) the consent of the nominee to being named in the proxy statement as a nominee and to serve as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. Submission of a prospective nominee must comply with the requirements set forth in the Company's Bylaws.

Stockholder nominations must be made in accordance with the procedures outlined in, and must include the information required by, our Bylaws and must be addressed to: Secretary, Command Center, Inc., 3609 S. Wadsworth, Suite 250, Lakewood, CO 80235. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Command Center, Inc., 3609 S. Wadsworth, Suite 250, Lakewood, CO 80235. Please include your name and address in the written communication and indicate whether you are a stockholder of Command Center. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

Board Leadership Structure

We have separate individuals serving as Chairman of the Board of Directors and our Principal Executive Officer. Mr. Sandford began serving as our Chief Executive Officer on February 22, 2013. The Board appointed Mr. Stewart to serve as the Chairman in December 2014. As Chief Executive Officer, Mr. Sandford manages the day-to-day affairs of the Company.

The principal role of the Chairman of the Board is to manage and to provide leadership to the Board of Directors of the Company. The Chairman is accountable to the Board and acts as a direct liaison between the Board and the management of the Company, through the Chief Executive Officer. The Chairman acts as the communicator for Board decisions where appropriate.

The Chairman is selected by the Board annually from among its members and serves for a period of one year or until his successor is elected. Understanding that separation of the roles of Chairman and CEO is an important element of strong corporate governance, the Board is committed to appointing a Chairman who is not also CEO.

Furthermore, the Board believes that the Chairman should be independent from management and free from any interest and any business or other relationships which could interfere with the Chairman’s independent judgment other than interests resulting from being a shareholder and Director of the Company. Consequently, the Chairman should be independent, based upon the standards for determining independence as adopted by the Board in the Corporate Governance Guidelines.

The duties and responsibilities of the Chairman include the following:

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To act as a liaison between management and the Board;

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To provide independent advice and counsel to the CEO;

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To keep abreast generally of the activities of the Company and management;

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To ensure that the Directors are properly informed and that sufficient information is provided to the Directors;

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In concert with the CEO, to develop and set the agendas for meetings of the Board;

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To act as chair at meetings of the Board;

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To recommend an annual schedule of the date, time and location of Board and Committee meetings;

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To sit on other Committees of the Board where appropriate as determined by the Board;

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To call special meetings of the Board if and when necessary;

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In concert with the CEO, to determine the date, time and location of the annual meeting of shareholders and to develop the agenda for the meeting;

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To recommend to the Board, after consultation with the Directors and management, the appointment of members of the Committees of the Board;

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To assess and make recommendations to the Board annually regarding the effectiveness of the Board as a whole, the Committees of the Board and individual Directors;

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To ensure that regularly, upon completion of the ordinary business of a meeting of the Board, the Directors hold discussions without management present; and

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To perform all duties as set forth in the Bylaws.

The Board believes that this structure is currently serving our Company well, and intends to maintain it where appropriate and practicable in the future. We have had varying board leadership models over our history. In past years, one person filled the positions of Chairman and Chief Executive Officer. More recently, beginning in December 2014, we have separated these positions. The Board believes that the right structure should be based on the needs and circumstances of our Company, the Board and our stockholders, and we believe having an independent director lead the Board best serves these interests.

The Board’s Role in Risk Oversight

The Board has a comprehensive enterprise risk management process in which management is responsible for managing the Company's risks. The Board and its committees provide review and oversight in connection with these efforts. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Purposeful and appropriate risk taking is essential for the Company to be competitive and to achieve its strategic objectives.

The Board implements its risk oversight function both as a whole and through committees, which play a significant role in carrying out risk oversight. The risk oversight responsibility is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial, legal, regulatory, compliance, safety, environmental and political risks. While the Audit Committee is responsible for oversight of management’s risk management policies, oversight responsibility for particular areas of risk is allocated among the Board committees according to the committee’s area of responsibility as reflected in the committee charters.

In particular:

●
The full Board oversees strategic, financial and execution risks and exposures associated with the annual plan and other current matters that may present material risk to the Company’s operations, plans, prospects or reputation, in addition to acquisitions and executive management succession planning.

●
The Audit Committee oversees risks associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, credit and liquidity matters and compliance with legal and regulatory matters including environmental matters.

●
The Compensation Committee oversees risks and rewards associated with the Company’s attraction and retention of talent, management development, executive management succession plans, and compensation philosophy and programs, including a periodic review of such compensation programs to ensure that they do not encourage excessive risk-taking.

●
The Nominating and Governance Committee oversees risks associated with company governance, director succession planning, and the structure and performance of the Board and its committees.

The Company believes that its leadership structure, discussed in detail above, supports the risk oversight function of the Board. Strong directors chair the various committees involved in risk oversight, there is open communication between management and directors, and all directors are involved in the risk oversight function.

Board Compensation

The following table summarized the cash, equity awards, and all other compensation earned by each of our non-employee directors during the year ended December 30, 2016. Mr. Sandford’s compensation is disclosed in the Summary Executive Compensation table below.

Name	Cash Fees Earned ($)	Stock Awards ($) (1)	Total ($)
John Stewart	46,500	7,960	54,460
Richard Finlay	25,000	7,960	32,960
John Schneller	36,000	7,960	43,960
J.D. Smith	36,000	7,960	43,960
R. Rimmy Malhotra	12,500	-	12,500
Steven Bathgate	6,250	-	6,250

(1)
Represents the aggregate grant date fair value of stock awards granted during the fiscal year ended December 30, 2016 as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The grant date fair value of shares awarded to each non-employee director in 2016 (20,000 shares each) were calculated using the closing price of our stock on the grant date in accordance with GAAP. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended December 30, 2016.

Narrative to Director Compensation Table

The Compensation Committee recommends and the Board of Directors determines the compensation for the Company’s directors, based on industry standards and the Company’s financial situation. At all relevant times after July 9, 2015, we paid an annual retainer of $30,000 for our chairman of the board and $25,000 for each of our other independent directors, paid on a quarterly basis. In addition, we paid $6,500 per annum, paid quarterly, for serving as chair of the Audit committee and $5,000 per annum, paid quarterly, for the chairman of the Compensation and Nominating and Governance Committees. Non-chairman members of each board committee are also awarded compensation, $3,500 annually for Audit Committee members and $2,500 annually for members of other committees. Our employee directors receive no additional compensation for attendance at Board meetings or meetings of Board committees. Non-employee directors are also awarded 20,000 shares of our common stock annually and reimbursed for any expenses they may incur in attending meetings.

Related Person Transactions Policy and Procedures

As set forth in the written charter of the Audit Committee, any related person transaction involving a Company director or executive officer must be reviewed and approved by the Audit Committee. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related persons include any director or executive officer, certain shareholders and any of their “immediate family members” (as defined by SEC regulations). In addition, the Board of Directors determines on an annual basis which directors meet the definition of independent director under the Nasdaq Listing Rules and reviews any director relationship that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

Certain Relationships and Related Party Transactions

In the two most recently completed fiscal years, there have been no reportable related party transactions between the Company and any executive officer, director or affiliate.

From time to time, our Audit Committee will review and report to our Board of Directors on any related party transaction. In considering related party transactions, the members of our Audit Committee are guided by their fiduciary duties to our shareholders. Our Audit Committee does not currently have any written or oral policies or procedures regarding the review, approval and ratification of transactions with related parties.

Indebtedness of Management

No director or executive officer or nominee for director, or any member of the immediate family of such has been indebted to the Company during the past year.

Officer and Director Legal Proceedings

There are no legal proceedings involving officers or directors of the Company.

Director Independence

The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with certain criteria, which include all elements of independence set forth in the related Securities and Exchange Commission Rules and Regulations and the Nasdaq Marketplace Rules. As part of the Nominating and Governance Committee meetings and as they feel necessary or appropriate at full board meetings, the independent directors meet in executive session without management or any non-independent directors present.

Based on these standards and information provided in the Director and Officer Questionnaire, the Board determined that six of its nominees, Steven Bathgate, Richard Finlay, R. Rimmy Malhotra, John Schneller, J.D. Smith and John Stewart, are independent and have no material relationship with the Company, except as directors and as shareholders of the Company.

In making their determinations, the Board found no transactions, relationships or arrangements which might impair the independence of the respective directors.

Indemnification

The Company’s Bylaws address indemnification of Directors and Officers. Washington law provides that Washington corporations may include within their Articles of Incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Washington statutes. Washington law also allows Washington corporations to include in their Articles of Incorporation or Bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The Company’s Articles of Incorporation provide that a director or officer is not personally liable to the Company or its shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Washington Business Corporation Act.

Code of Ethics

In October 2015, the Board of Directors adopted the Standards of Ethics and Business Conduct. The Code of Ethics applies to all directors, officers and employees of the Company. The Code of Ethics is available on our website at www.commandonline.com and in print to any shareholder upon request to: Secretary, Command Center, Inc., 3609 S. Wadsworth, Suite 250, Lakewood, CO 80235.

PROPOSAL 2—RATIFICATION OF SELECTION OF EKS&H LLLP AS OUR INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected EKS&H LLLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 29, 2017. Shareholder ratification of the selection of EKS&H LLLP as the Company’s independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of EKS&H LLLP to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

EKS&H LLLP is experienced in the field of accounting and is well qualified to act in the capacity of auditors. A representative of EKS&H LLLP will be present at the Annual Meeting to respond to appropriate questions by shareholders and will have the opportunity to make a statement if desired.

Ratification of the appointment of EKS&H LLLP requires the affirmative vote of a majority of the shares cast at the Annual Meeting in person or by proxy. That means that the number of shares voted “for” this Proposal must exceed the number of shares voted “against” the Proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. A properly executed proxy marked “ABSTAIN” with respect to this Proposal will not be voted, although it will be counted for purposes of determining a quorum. Accordingly, an abstention will be treated as neither a vote “for” nor “against” this Proposal, and will have no effect on the outcome of the vote. Because this Proposal is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this Proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this Proposal, your broker may cast a vote on your behalf for this Proposal. In the event ratification is not obtained, the Audit Committee and the Board will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

On April 17, 2017, we dismissed PMB Helin Donovan LLP as our independent registered public accounting firm, effective April 17, 2017. Effective April 17, 2017, we appointed EKS&H LLLP based in Denver, Colorado as our new independent registered public accounting firm. The dismissal of PMB Helin Donovan and the appointment of EKS&H was approved by our Audit Committee on April 17, 2017.

PMB Helin Donovan LLP’s reports on our consolidated financial statements as of and for the fiscal years ended December 30, 2016 and December 25, 2015 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years ended December 30, 2016 and December 25, 2015 and through April 17, 2017, we have not had any disagreement with PMB Helin Donovan LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to PMB Helin Donovan LLP’s satisfaction, would have caused PMB Helin Donovan LLP to make reference to the subject matter of the disagreement in their reports on our consolidated financial statements. In addition, during our two most recent fiscal years ended December 30, 2016 and December 25, 2015 and through April 17, 2017, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We have not consulted EKS&H LLLP on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) for the fiscal years ended December 30, 2016 and December 25, 2015.

We provided PMB Helin Donovan LLP and EKS&H LLLP each with a copy of this disclosure prior to its filing with the Securities and Exchange Commission, and requested that PMB Helin Donovan LLP and EKS&H LLLP review this disclosure for accuracy and completeness.

Principal Accountant Fees and Services. We engaged EKS&H LLLP as our independent registered public accounting firm on April 17, 2017. Prior to April 17, 2017, we engaged PMB Helin Donovan LLP as our independent registered accounting firm. The following table summarizes the fees that PMB Helin Donovan charged us for the listed services in fiscal years 2016 and 2015. We expect that EKS&H will serve as our auditors for fiscal year 2017.

Type of fee	Year ended December 30, 2016	Year ended December 25, 2015
Audit Fees (1)	$122,500	$131,500
Audit-related Fees (2)	-	-
Tax Fees (3)	$35,310	$22,286
All Other Fees (4)	-	-
Total Fees	$157,810	$153,786

(1)
Audit fees consist of fees billed for professional services provided in connection with the audit of the Company’s consolidated financial statements and reviews of our quarterly consolidated financial statements.

(2)
Audit-related fees consist of assurance and related services that include, but are not limited to, internal control reviews, attest services not required by statute or regulation and consultation concerning financial accounting and reporting standards, and not reported under “Audit fees.”

(3)	Tax fees consist of the aggregate fees billed for professional services for tax compliance, tax advice, and tax planning. These services include preparation of federal income tax returns.
(4)	All other fees consist of fees billed for products and services other than the services reported above.

The Audit Committee reviews and approves audit and permissible non-audit services performed by the Company’s independent auditors, as well as the fees charged for such services. In its review of non-audit service fees and the appointment of its independent auditors as the Company’s independent accountants, the Audit Committee considers whether the provision of such services is compatible with maintaining its auditors' independence. All of the services provided and fees charged by the independent auditors in 2016 and 2015 were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATON OF EKS&H LLLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2017

Audit Committee Report

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting and Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

●
reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended December 30, 2016;

●
met with the Company’s Chief Executive Officer, Chief Financial Officer, and the independent registered public accounting firm to discuss the scope and the results of the audits and the overall quality of the Company’s financial reporting and internal controls;

●
discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

●
received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting and Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence as currently in effect, and discussed with the independent registered public accounting firm its independence from the Company; and

●
pre-approved all audit, audit related and other services to be provided by the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 30, 2016, for filing with the Securities and Exchange Commission.

In addition, the Audit Committee appointed EKS&H LLLP as the Company’s independent registered public accounting firm for the year ending December 29, 2017, and any interim periods, subject to the ratification of this appointment by the shareholders.

Audit Committee

John Stewart, Chairman
Richard Finlay
R. Rimmy Malhotra

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are providing shareholders with the opportunity to cast an advisory vote on executive compensation as described below. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, shareholders are entitled to an advisory (non-binding) vote on compensation programs for our Named Executive Officers (sometimes referred to as “say-on-pay”). Accordingly, we are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in the section entitled “Executive Compensation” below. We believe that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program.

As described below in the section entitled “Executive Compensation” of this proxy statement, our compensation program is designed to support our business goals and promote short- and long-term profitable growth of the Company and align compensation with the long-term interests of our shareholders.

The Board is asking shareholders to read the section entitled “Executive Compensation” of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our Named Executive Officers. The Board believes that the policies and procedures articulated in the Executive Compensation section are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has supported and contributed to the Company’s recent and long-term success.

The Board is asking shareholders to support this proposal based on the disclosure set forth in these sections of this proxy statement, which, among other things,

●
provides a total compensation package that is competitive with other companies in the temporary staffing industry, yet is consistent with our focus on profitability; and
●
emphasizes incentive and equity compensation for our executive team in order to promote long-term incentives to increase shareholder value and align the interests of our officers with those of our shareholders.

Approval of this proposal requires the affirmative vote of a majority of the shares cast at the meeting, in person or represented by proxy, and entitled to vote. Because the vote is advisory, it will not be binding upon the Board of Directors, and the Compensation Committee or the Board of Directors will not be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee and the Board of Directors will carefully assess the voting results, and if those results reflect any broadly held issues or concerns, the Board of Directors will consult directly with shareholders to better understand their views.

The frequency of holding “say-on-pay” advisory votes was determined to be on a yearly basis by the decision of the shareholders during the Company’s 2013 Annual Shareholders Meeting.

Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, the shareholders of Command Center, Inc. approve on an advisory basis, the compensation paid to our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure included in this Proxy Statement.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Executive Officers

The following table sets forth the names and ages of all executive officers of the Company as of November 22, 2017; all positions held by such persons; term of office(1) and the period during which he has served as such; and any arrangement or understanding between him and any other person(s) pursuant to which he was elected as an officer:

Name of Officer	Age	Position	Period of Service
Frederick J. Sandford	55	Chief Executive Officer, President	2/22/13 - present
Ronald L. Junck	69	Executive Vice President and General Counsel	10/10/06 - present
Cory Smith	41	Chief Financial Officer	7/31/17 – present

(1)
Executive officers serve at the pleasure of the Board of Directors. Unless otherwise set forth in any Executive Employment Agreement (as discussed above), the term of office for each executive officer is generally for a period of one year or until his or her successor is duly appointed.

Executive Officer Biographies

Frederick J. Sandford, age 55, Chief Executive officer, President and Director. For Mr. Sandford’s biography, please refer to the section “Director Biographies and Qualifications” on p. 13.

Ronald L. Junck, age 69, has been our Executive Vice President, Secretary and General Counsel since November 2006. From 1974 until 1998, Mr. Junck practiced law in Phoenix, Arizona, specializing in business law and commercial transactions, representing a wide variety of business organizations in their corporate and business affairs, as well as in court. He has lectured extensively at colleges and universities on various aspects of business law. From 1998 through 2001, Mr. Junck served as Executive Vice President and General Counsel of Labor Ready, Inc., and for several years served as a director of that company. In 2001, Mr. Junck returned to the private practice of law. Mr. Junck served as a member of our Board of Directors from November 2005 until November 2007. Mr. Junck received a Bachelor of Science in Mechanical Engineering from the University of Illinois in 1971 and a Juris Doctorate from Valparaiso University in 1974. He is admitted to practice before all of the state and federal courts in the State of Arizona, the United States Court of Appeals for the Ninth Circuit and the U.S. Court of Federal Claims.

Cory Smith, age 41, was appointed as our and Chief Financial Officer on July 31, 2017. Mr. Smith was previously employed by Command Center from 2010 through 2015 and served as the Controller during the final 2 years of his tenure. Between 2015 and 2017, he was employed by WorldWide Staffing, where he served as the Controller and Vice President of Finance. Prior to 2010, Mr. Smith worked as a Certified Public Accountant for several years, primarily performing attestation work. Mr. Smith received his Bachelor of Science in Business Administration from Lewis-Clark State College.

EXECUTIVE COMPENSATION

Named Executive Officers

 In accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers for fiscal year 2016:

●	Frederick J. Sandford, Chief Executive Officer;

●	Colette Pieper, former Chief Financial Officer (through July 31, 2017);

●	Ronald L. Junck, Executive Vice President and General Counsel; and

●	Jeff Wilson, former Chief Financial Officer (through September 1, 2016.)

Overview of Compensation Program

We compete with many other temporary staffing companies in seeking to attract and retain a skilled work force. Our compensation philosophy is to offer our employees, including our executive officers, compensation that is competitive and that meets our goals of attracting, retaining and motivating highly skilled employees, but that is also consistent with our financial goals of cost containment and long-term profitability. Utilizing this philosophy, our executive compensation policies are designed to:

●
provide a total compensation package that is competitive with other companies in the temporary staffing industry, yet is consistent with our focus on profitability; and
●
emphasize incentive and equity compensation for our executive team in order to promote long-term incentives to increase shareholder value and align the interests of our officers with those of our shareholders.

General Philosophy and Objectives

In general, our objectives in structuring compensation programs for our NEOs is to attract, retain, incentivize, and reward talented executives who can contribute to our growth and success and thereby build value for our shareholders over the long term. In the past, we have focused on cash compensation in the form of base salary as the primary element of our compensation program for NEOs.

In 2008, the Board appointed the Compensation Committee and adopted the Compensation Committee Charter. Subsequently, our Compensation Committee has reviewed and approved all of our executive compensation packages, and determined the appropriate level of each compensation component for each NEO based upon available compensation data. Our Compensation Committee has also relied on its members’ business judgment and collective experience in our industry. Although it did not benchmark our executive compensation program and practices, our Compensation Committee believes that our executive compensation levels have historically been at or below compensation levels for comparable executives in other companies of similar size and stage of development in similar industries and locations.

Past Say-on-Pay Vote

The Compensation Committee considered the fact that a majority of the votes approved FOR the Say-on-Pay proposal at the 2016 Annual Meeting. Given the shareholders’ (non-binding) approval of the Say-on-Pay Vote in 2016, the Compensation Committee determined to continue to apply the same general approach with respect to compensation policies and decisions for fiscal year 2016, with modifications as deemed necessary by the Committee to further the Company’s overall compensation philosophy.

The Compensation Committee will continue to consider the results of the annual Say-on-Pay votes in their future compensation policies and decisions. A more detailed analysis of our executive compensation decisions and policies in 2015 and 2016 is set forth below.

Summary Compensation Table

The following table provides a summary of information about compensation paid or accrued by us during the fiscal years ended December 30, 2016, and December 25, 2015 for our 2016 NEOs, determined in accordance with SEC rules.  Columns required by SEC rules are omitted where there is no amount to report.

Name and Principal Position	Year	Salary (S)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($) (2)	Total ($)
Frederick J. Sandford,(3) President, Chief Executive Officer and Director	2016	275,000	85,000	-	-	258	360,258
	2015	253,923	-	-	-	138	254,061
Colette Pieper, (4) former Chief Financial Officer	2016	60,481	-	-	-	54,830	115,311
	2015	-	-	-	-	-	-
Ronald L. Junck, Executive Vice President, General Counsel	2016	185,000	35,000	-	-	228	220,228
	2015	185,000	-	-	-	762	185,762
Jeff Wilson, (5), former Chief Financial Officer and Director	2016	149,029	-	13,256	-	194	162,479
	2015	200,000	-	-	-	136	200,138

(1)
Represents the aggregate grant date fair value of stock awards granted during the fiscal years ended December 30, 2016 and December 25, 2015 as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The grant date fair value of shares awarded to each non-employee director in 2015 (20,000 shares each) were calculated using the closing price of our stock on the grant date in accordance with GAAP. These amounts do not represent the actual amounts paid to or realized by the officers during the fiscal years 2016 or 2015.
(2)
Includes payments from Company sponsored life insurance.
(3)
Frederick J. Sandford was appointed as our Chief Executive Officer and Director on February 22, 2013. His annual salary for 2016 and part of 2015 was $275,000, effective July 1, 2015.  From July 1, 2014 to June 30, 2015 his annual salary was $235,000.
(4)
Colette Pieper served as our Chief Financial Officer from September 2, 2016 until July 31, 2017. Her annual salary for 2016 was $185,000. Ms. Pieper’s compensation for 2016 includes $54,698 of reimbursable relocation expense. Her tenure as CFO and as an employee of the company ended upon the effective date of her resignation on July 31, 2017.
(5)
Jeff Wilson served as our Chief Financial Officer from September 2, 2014 until September 1, 2016. His annual salary for 2015 and 2016 was $200,000. Mr. Wilson’s tenure as CFO and as an employee of the company ended when his contract expired on September 1, 2016.

Narrative to Summary Compensation Table

Elements of Our Compensation Program

The three primary components of our executive compensation program are: (i) base salary, (ii) incentive compensation in the form of cash bonuses, and (iii) equity based compensation.

Base Salary: The compensation of our NEOs includes a base salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience. Subject to any applicable employment agreements, base salaries will be reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Bonus: In addition to base salaries, NEO compensation may include annual bonuses based on satisfactory achievement of performance objectives established by the Compensation Committee prior to or at the beginning of each fiscal year. The Compensation Committee’s objectives for 2015 were based on positive cash flow for the Company. The executive bonus pool for 2015 was calculated by taking EBITDA above $5.0 million, multiplied by 35%. This pool is then distributed to the executive officers based upon their position.  In 2015 we did not achieve the required EBITDA level and no executive bonuses were awarded. Similarly, in 2016 bonuses were not awarded based upon the EBITDA component, however bonuses of $85,000 and $35,000 were paid to Mr. Sandford and Mr. Junck, respectively, for their roles in the successful relocation of the corporate office from Coeur d’Alene, Idaho to the Denver area.

Equity and Other Compensation: We offer between $20,000 and $100,000 of Company paid life insurance to most employees, including officers depending on position within the Company. Prior to the expiration of the 2008 Stock Incentive Plan in January 2016, we also offered stock options and common share grants to employees and officers under that plan. With the approval of the 2016 Stock Incentive Plan in November 2016, stock option and share grants are now awarded pursuant to the 2016 plan. There were no stock options granted to the NEO’s in either 2015 or 2016, except as follows. In 2016, we awarded 25,000 shares of common stock to Jeff Wilson pursuant to the terms of his employment agreement.

Perquisites and Other Personal Benefits: From a philosophical standpoint, we do not provide NEOs with perquisites and personal benefits that are not available to all employees. We make available standard health benefits packages including medical, dental and vision coverage, for the same premium contributions as offered to all full time employees of the Company. We believe that the compensation potential available from its three main components of compensation detailed herein are sufficiently attractive that the reliance on other forms of exclusive perquisites and benefits are not necessary to enable the Company to attract and retain superior employees for key positions.

In addition, employment agreements with our executive officers may in the future provide for certain retirement benefits and potential payments upon termination of employment for a variety of reasons, including a change in control of our Company.

Summary of Executive Employment Agreements

On October 13, 2015, we entered into an executive employment agreement with Frederick Sandford.  The key terms of the agreement are as follows: (i) a base salary of $275,000, with an annual bonus opportunity under the terms and conditions of the Executive Bonus Plan, without guarantee of any annual bonus amount; (ii) if there is a change in control (as defined in the agreement), Mr. Sandford will continue to receive his Base Salary and Annual Bonus for 24 months after termination, together with vesting of all options granted; (iii) in the event of termination without cause (as defined in the agreement), Mr. Sandford would continue to receive his Base Salary for the longer of 18 months following termination or the remainder of the then current term of the agreement; (iv) noncompetition and confidentiality provisions are applicable under the agreement; and (v) the effective date of the agreement is July 1, 2015, and the term continues for three years after the effective date unless sooner terminated. Automatic extensions apply in certain events.

Pursuant to the Executive Employment Agreement with our former Chief Financial Officer, Colette Pieper, that ended with her resignation on July 31, 2017, Mrs. Pieper was entitled to base salary of $200,000, with an annual bonus opportunity under the terms and conditions of the Executive Bonus Plan. There was no guarantee of any annual bonus. Noncompetition and confidentiality provisions are applicable under the agreement.

There are no present or anticipated executive employment agreements with Ronald Junck, Executive Vice President and General Counsel. Ronald Junck receives a base salary of $225,000 per year, effective July 18, 2017, plus performance based compensation as set by the Board. Prior to July 18, 2017, Mr. Junck’s base salary was $185,000 annually, plus bonus opportunity.

Pursuant to the Executive Employment Agreement with our former Chief Financial Officer, Jeff Wilson, that expired on September 1, 2016, Mr. Wilson was entitled to base salary of $200,000, with an annual bonus opportunity under the terms and conditions of the Executive Bonus Plan. There was no guarantee of any annual bonus. Noncompetition and confidentiality provisions are applicable under the agreement.

Potential Payments upon Termination

The employment agreements we entered into with Mr. Sandford and Mrs. Pieper, respectively, provide for potential payments upon termination or a change of control. If there is a change in control and Mr. Sandford is terminated or resigns within thirty days of such change in control, Mr. Sandford will continue to receive his Base Salary and Annual Bonus for 24 months after termination, together with vesting of all options granted. In the event of termination without cause (as defined in the agreement), Mr. Sandford will continue to receive his Base Salary for the longer of: 18 months following termination or the remainder of the then current term of the agreement. In case of death or disability of Mr. Sandford or Mrs. Pieper, he or she or their respective estates will continue to receive 6 months of his or her Base Salary and all stock options will vest. If there is a change in control, Mrs. Pieper will continue to receive her Base Salary and Annual Bonus for 12 months after termination, together with vesting of all options granted pursuant to the agreement. In the event of termination without cause (as defined in the agreement), Mrs. Pieper will continue to receive her Base Salary for the longer of: 12 months following termination or the remainder of the then current agreement.

The following table was prepared as though each of Messrs. Sandford, Junck and Mrs. Pieper had been terminated on December 30, 2016, the last day of our last completed fiscal year, without cause, as that term is defined in the agreements with our Company. Mr. Wilson left on September 1, 2016, and therefore is not included in these tables and discussion. More detailed information about the payment of benefits, including duration, is contained in the discussion above. All such payments and benefits would be provided by our Company. The assumptions and valuations are noted in the footnotes.

Name	Salary Continuation ($)
Frederick J. Sandford, President and Chief Executive Officer	412,500
Colette Pieper, former Chief Financial Officer (2)	100,000
Ronald Junck, General Counsel	0

(1)
For purposes of this table, the annual bonus amount is assumed to be equal to 100% of base salary.
(2)
Mrs. Pieper’s tenure as Chief Financial Officer and as an employee of the Company expired on July 31, 2017. The amounts listed are amounts that would have been payable at the most recent fiscal year end. Currently, the amounts listed for Mrs. Pieper would become zero.

Potential Payments upon Change of Control

The following table was prepared as though each of Messrs. Sandford and Junck and Mrs. Pieper had been terminated on December 30, 2016, the last day of our last completed fiscal year, upon change of control, as that term is defined in the agreements with our Company. More detailed information about the payment of benefits, including duration, is contained in the discussion above. All such payments and benefits would be provided by our Company. The assumptions and valuations are noted in the footnotes.

Name	Salary Continuation ($)	Bonus ($)
Frederick J. Sandford, President and Chief Executive Officer	550,000	550,000 (1)
Colette Pieper, former Chief Financial Officer	200,000	137,500 (2)
Ronald Junck, General Counsel	0	0

(1)
For purposes of this table, the annual bonus amount is assumed to be equal to 100% of base salary.
(2)
For purposes of this table, the bonus amount is assumed to be equal to 50% of the President and CEO’s annual bonus stated above for the applicable time period. Mrs. Pieper’s tenure as Chief Financial Officer and as an employee of the Company ended with her resignation on July 31, 2017. The amounts listed are amounts that would have been payable at the most recent fiscal year end.

Retirement Benefits

We do not have any qualified or non-qualified defined benefit plans.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Outstanding Equity Awards at Fiscal Year-End

The information specified concerning the outstanding stock options of the Named Executive Officers during the fiscal year ended December 30, 2016, is provided in the following table:

Name	Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date
Frederick Sandford	2/22/2013 10/31/14	1,125,000 150,000	375,000 150,000	0.20 0.67	2/21/2023 10/30/2021
Ronald L. Junck	-	-	-	-	-
Colette C. Pieper	-	-	-	-	-
Jeff Wilson	-	-	-	-	-

During our fiscal year ended December 30, 2016 there were no options exercised by our NEOs. All stock awards were valued based on the market price of our common stock at the dates of issuance.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any additional matters that will be presented for action at the Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the persons named as proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables summarizes (a) the ownership of any non-management person known to us to own more than five percent of any class of our voting common stock, and (b) the number and percentage of our shares of common stock held by each director, each of the named executive officers and directors and officers as a group. Percentages of ownership have been calculated based upon 60,615,549 shares of common stock issued and outstanding as of November 22, 2017:

Security Ownership of Non-Management Owners

Name and Address of Beneficial Owner (1) (2)	Title of Class	Amount of Beneficial Ownership	Percent of Class
Jerry Smith (3)	Common Stock	5,625,073	9.3%
Merle Rydesky (4)	Common Stock	7,420,000	11.9%

(1)	The address of the non-management owners is: care of Command Center, Inc., 3609 S Wadsworth Blvd, Suite 250 Lakewood, CO 80235.
(2)
Beneficial ownership is calculated in accordance with Rule 13-d-3(d)(1) of the Exchange Act, and includes shares held outright and shares issuable upon exercise of options or warrants which are exercisable on or within 60 days of November 22, 2017.

(3)	The number of shares comprising Mr. Smith’s beneficial ownership is based upon our shareholder records and information provided by Mr. Smith.
(4)	The number of shares comprising Dr. Rydesky’s beneficial ownership is based upon our shareholder records.

Security Ownership of Management

The following table sets forth certain information as of November 22, 2017, as to shares of our common stock beneficially owned by: (1) each of our Named Executive Officers listed in the Summary Compensation Table, (2) each of our current directors and (3) all of our directors and executive officers as a group.

		Amount of Beneficial Ownership			Percentage of Shares Beneficially Owned
Name of Beneficial Owner (1) (2)	Nature of Beneficial Ownership	Shares Owned	Shares – Rights to Acquire	Total
Frederick Sandford (3)	Chief Executive Officer and Director	195,000	1,787,500	1,982,500	3.3%
Jeff Wilson	Former Chief Financial Officer	130,000		130,000	* %
Colette Pieper	Former Chief Financial Officer			0
Ronald Junck (4)	Exec. VP and General Counsel	1,460,225	81,250	1,541,475	2.5%
Cory Smith (5)	Chief Financial Officer	15,000	12,500	27,500
Richard M. Finlay	Director	50,200	-	50,200	* %
John Schneller (6)	Director	315,000	40,000	355,000	* %
J.D. Smith (7)	Director	236,000	145,000	381,000	* %
John Stewart (8)	Chairman	698,900	125,000	823,900	1.4%
R. Rimmy Malhotra (9)	Director	1,306,947	-	1,306,947	2.2%
Steven Bathgate (10)	Director	1,169,710	-	1,169,710	1.9%
All Officers and Directors as a Group		5,576,982	2,191,250	7,768,232	12.8%

* Indicates ownership of less than 1.0%.

(1)	The address of the NEOs and Directors is: care of Command Center, Inc., 3609 S Wadsworth Blvd, Suite 250, Lakewood, CO 80235.
(2)
Beneficial ownership is calculated in accordance with Rule 13-d-3(d)(1) of the Exchange Act, and includes shares held outright, shares held by entity(s) controlled by NEOs and/or Directors, and shares issuable upon exercise of options or warrants which are exercisable on or within 60 days of November 22, 2017.

(3)
Includes vested options to acquire 1,500,000 shares at $0.20, terminating February 22, 2023, 225,000 shares at $0.67, terminating October 31, 2021 and 62,500 shares at $0.45, terminating September 29, 2027. Does not include unvested options to purchase 262,500 shares.

(4)
Includes 1,353,148 shares held directly and 107,077 shares held indirectly through Inland Empire TSS, LLC. Mr. Junck is a co-owner of Inland Empire. Also includes vested options to acquire 50,000 shares at $0.40, terminating on September 22, 2027 and 31,250 options at $0.45, terminating on September 29, 2027. Does not include options not exercisable within 60 days to acquire 243,750 shares.

(5)	Includes vested options to acquire 12,500 shares at $0.45, terminating on September 29, 2027. Does not include unvested options to acquire 37,500 shares.
(6)	Includes vested options to acquire 40,000 shares at $0.73, terminating December 11, 2021.
(7)	Includes vested options to acquire 145,000 shares at $0.73, terminating December 11, 2021.
(8)	Includes 80,000 shares held directly, and 618,900 held indirectly. Includes vested options to acquire 125,000 shares at $0.73, terminating December 11, 2021.
(9)
Includes 20,000 shares held directly and 1,286,947 held indirectly through Nicoya Fund LLC. Mr. Malhotra is the managing member and a co-owner of Nicoya Capital LLC, which is the managing member and owner of the Nicoya Fund.

(10)	Includes 174,710 shares directly owned and 995,000 indirectly owned, including 800,000 by Mr. Bathgate’s spouse, 95,000 by the Bathgate Family Partnership and 100,000 by Viva Co., LLC.

As of December 30, 2016, there are no arrangements among our beneficial owners known to management which may result in a change in control of our Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our officers, directors, and beneficial owners of more than 10% any of our equity securities to timely file certain reports regarding ownership of and transactions in our securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to us. Section 16(a) compliance was required during the fiscal year ended December 30, 2016. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us pursuant to Rule 16a-3(e) under the Exchange Act during 2016, we believe that, during 2016, the filing requirements under Section 16(a) of the Exchange Act were satisfied except one Form 4 was filed late by 349 days for one transaction by Mr. Jeff Wilson.

SHAREHOLDER PROPOSALS, HOUSEHOLDING AND OTHER MATTERS

Shareholder Proposals

There are no shareholder proposals for this Annual Meeting. The Company’s next annual meeting is expected to be held in January of 2018. A shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement for that meeting must notify the Secretary of the terms and content of the proposal in the manner and by the time required by the Company’s Bylaws at 3609 S. Wadsworth Boulevard, Suite 250, Lakewood, Colorado, 80235, Attention: Corporate Secretary. The stockholder proponent, or a representative who is qualified under state law, must appear in person at the next annual meeting of stockholders to present the proposal. The Company’s Bylaws outline the procedures including notice provisions, for shareholder nomination of directors and other shareholder business to be brought before shareholders at the Annual Meeting. A copy of the pertinent Bylaw provisions is available upon written request to 3609 S. Wadsworth Boulevard, Suite 250, Lakewood, Colorado, 80235, Attention: Corporate Secretary.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for us. Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the notice of availability of proxy materials, which will typically be mailed in May of each year, by notifying us in writing at: 3609 S. Wadsworth Boulevard, Suite 250, Lakewood, Colorado, 80235, Attention: Corporate Secretary, or by contacting us at (866) 464-5844. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (866) 464-5844, and we will undertake to deliver such additional copies promptly. If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Form 10-K

Any shareholder of record may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2016, or the Form 10-K, without cost, upon written request to the Secretary of the Company at 3609 S. Wadsworth Boulevard, Suite 250, Lakewood, Colorado, 80235, Attention: Corporate Secretary, or by contacting us at (866) 464-5844. The Form 10-K is not part of the proxy solicitation material for the Annual Meeting but may be provided. Additionally, the Securities and Exchange Commission maintains a web site that contains reports and other information at the following address http://www.sec.gov, as well as links from the Company’s website at www.commandonline.com. Upon request by any shareholder to the Company Secretary at the address listed above, we will furnish a copy of any or all exhibits to the Form 10-K for 2016.

FORWARD LOOKING STATEMENTS

This proxy statement includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Form 10-K for the year ended December 25, 2016. We assume no obligation to update the forward-looking statements.

Whether or not you intend to be present at the Annual Meeting, we urge you to vote your shares promptly.

By Order of the Board of Directors,

_______________________
Brendan Simaytis, Secretary

[ ● ], 2017

THANK YOU
Thank you for being a shareowner of Command Center, Inc.

Learn more at www.commandonline.com

APPENDIX A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables ("Directors and Nominees" and "Officers and Employees") set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our stockholders in connection with our Annual Meeting of stockholders (collectively, the "Participants").

Directors and Nominees

The principal occupations of our directors and nominees are set forth under the section above titled "Election of Directors" of this proxy statement. The name of the Directors and Nominees are set forth below and the business addresses for all the Directors and Nominees is c/o Command Center, Inc., 3609 S. Wadsworth Boulevard, Suite 250, Lakewood, Colorado 80235.

Name	Position
Steven Bathgate	Director
Richard Finlay	Director
R. Rimmy Malhotra	Director
Frederick J. Sandford	Chief Executive Officer, President
John Schneller	Director
J.D. Smith	Director
John Stewart	Chairman

Officers and Employees

        The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person's position with the company, and the business address for each person is Command Center, Inc., 3609 S. Wadsworth Boulevard, Suite 250, Lakewood, Colorado 80235.

Name of Officer	Position
Frederick J. Sandford	Chief Executive Officer, President
Ronald L. Junck	Executive Vice President, Secretary, General Counsel
Cory Smith	Chief Financial Officer

Information Regarding Ownership of Company Securities By Participants

The number of shares of our common stock held by our directors and named executive officers as of November 22, 2017 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of the Proxy Statement. That table sets forth the number of shares beneficially owned as of November 22, 2017 by all of our directors, officers and employees who are “participants.”

Information Regarding Transactions in the Company's Securities by Participants

        The following table sets forth information regarding purchases and sales of the Company's securities by each Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Company Securities Purchased or Sold (November 2015 to November 2017)

Name	Transaction Date	# of Shares	Transaction Description
Frederick Sandford	-	-	-
Jeff Wilson	06/24/2016	25,000	Acquisition
Colette Pieper	-	-	-
Ronald Junck	-	-	-
Cory Smith	-	-	-
Richard M. Finlay	12/21/2015	10,200	Acquisition
	06/23/2016	20,000	Acquisition
	09/20/2017	20,000	Acquisition
John Schneller	06/23/2016	20,000	Acquisition
	09/20/2017	20,000	Acquisition
J.D. Smith	06/23/2016	20,000	Acquisition
	09/20/2017	20,000	Acquisition
John Stewart	06/23/2016	20,000	Acquisition
	09/20/2017	20,000	Acquisition
	09/29/2017	77,900	Acquisition
	09/29/2017	37,100	Acquisition
R. Rimmy Malhotra	09/20/2017	20,000	Acquisition
Steven Bathgate	09/20/2017	20,000	Acquisition

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or the Proxy Statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of Command Center, Inc. or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than, with respect to each director nominee, such nominee’s interest in election to our Board of Directors. In addition, except as set forth in this Appendix A or the Proxy Statement, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix A or the Proxy Statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.